As filed with the Commission on June 1, 2005     Registration No. 333-111652


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                        Pre Effective Amendment No. 4 to

                                    Form SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             PORTALTOCHINA.COM, INC.
                 (Name of small business issuer in its charter)

         Nevada                        7373                   98-0449083
(State of Jurisdiction)    (Primary Standard Industrial   (I.R.S. Employer
                            Classification Code Number)    Identification No.)

                             1802-888 Pacific Street
                             Vancouver, BC  V6Z 2S6

                                 (604) 642-7732

          (Address and telephone number of principal executive offices)

                             Laughlin International
                               2533 Carson Street
                           Carson City, Nevada  89706
                                 (775) 883-8484
            (Name, address and telephone number of agent for service)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                CALCULATION OF REGISTRATION FEE
=================================================================================================

Title of Each Class of   Proposed Maximum   Proposed Maximum   Proposed Maximum      Amount of
Securities to be         Number of Shares   Offering Price     Aggregate Offering    Registration
Registered               to be Registered   per Share (1)      Price                 Fee (2)
Common Stock             2,500,000          $0.10              $250,000              $20.23
Total                    2,500,000          $0.10              $250,000              $20.23

(1)     Estimated solely for the purpose of calculating the registration fee in accordance with
Rule 457 (o) under the Securities Act.
(2)     Fee already paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

                             PRELIMINARY PROSPECTUS
                              Subject to Completion

                               Dated June 1, 2005


                             Portaltochina.com, Inc.

                  2,500,000 to 1,250,000 Shares of Common Stock

                                 $0.10 per Share


This is an initial public offering of shares of common stock of Portaltochina.com, Inc. We will be selling a minimum of 1,250,000 and a maximum of 2,500,000 shares of our common stock in this offering at $0.10 per share. Our President will offer and sell the shares on our behalf on a best efforts basis. Until we have sold at least 1,250,000 shares, we will not disburse the funds.

We will deposit all proceeds of this offering into a non-interest bearing escrow account held by Transfer Online, in Portland, Oregon. If we are unable to sell at least 1,250,000 shares within 180 days, we will return all funds, without interest or deductions to subscribers promptly. The offering will remain open until all shares offered are sold or nine months after the date of this prospectus, except that we will have only 180 days to sell at least the first 1,250,000 shares. We may decide to cease selling efforts prior to such date.


No broker-dealer is participating in this offering and no sales commission will be paid to any person in connection with this offering. There is no market for the securities. The common stock is not listed on any national exchange or the NASDAQ Stock Market. The offering price for our common stock was arbitrarily determined and may not reflect the market price of our shares after the offering.

AN INVESTMENT IN OUR STOCK IS EXTREMELY SPECULATIVE AND INVOLVES SEVERAL SIGNIFICANT RISKS. YOU ARE CAUTIONED NOT TO INVEST UNLESS YOU CAN AFFORD THE LOSS OF YOUR ENTIRE INVESTMENT. WE URGE YOU TO READ THE "RISK FACTORS" SECTION OF THIS PROSPECTUS BEGINNING ON PAGE 5 AND THE REST OF THIS PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.




                           PRICE TO PUBLIC   UNDERWRITING DISCOUNTS   PROCEEDS TO THE
                           PER SHARE         AND COMMISSIONS          COMPANY (1)

Per Share                  $    0.10         $ 0                      $    0.10

Maximum 2,500,000 shares   $ 250,000         $ 0                      $ 250,000


Minimum 1,250,000 shares   $ 125,000         $ 0                      $ 125,000


(1)     Proceeds to PortalToChina.com, Inc. are shown before deducting offering expenses payable by us estimated at $20,000, including legal and accounting fees and printing costs.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                  The date of this Prospectus is June 1, 2005.

                                TABLE OF CONTENTS

                                                                            PAGE


Prospectus Summary.............................................................3
Risk Factors...................................................................5
Forward-Looking Statements.....................................................8
Use of Proceeds................................................................9
Determination of Offering Price...............................................10
Dilution......................................................................10
Market for Common Equity and Related Stockholder Matters......................11
Description of Business.......................................................11
Description of Property.......................................................18
Legal Proceedings.............................................................18
Plan of Operation.............................................................18
Directors, Executive Officers, Promoters and Control Persons..................20
Executive Compensation........................................................21
Certain Relationships and Related Transactions................................22
Security Ownership of Certain Beneficial Owners and Management................22
Plan of Distribution..........................................................23
Description of the Securities.................................................24
Disclosure of Commission Position on Indemnification for Securities Act
Liabilities...................................................................25
Legal Matters.................................................................25
Experts.......................................................................25
Available Information.........................................................25
Index to Financial Statements................................................F-1

                               PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY AND PARTICULARLY THE INFORMATION SET FORTH IN "RISK FACTORS" ON PAGE 5.

PORTALTOCHINA.COM, INC.


     We were incorporated on March 18, 2003 under the laws of the State of Nevada. From inception through February 28, 2005, our operations have been primarily limited to developing our business plan, building our Internet portal and marketing. Our principal office is located at 1802-888 Pacific Street, Vancouver, British Columbia, Canada, V6Z 2S6, telephone: (604)642-7732, facsimile: (604)648-8207.

     We are a development stage enterprise that owns and operates Internet portal located on the World Wide Web at www.portaltochina.com. Internet portals are websites known for cataloging available content from the Internet and acting as a "hub" from which users can locate and link to desired content. They commonly offer a broad array of online resources and services, including search and navigation tools. We work within what is commonly referred to as the "business-to-business" (B2B) segment of the Internet, in which products and services are offered principally to businesses as compared to the "business-to-consumer" segment in which products and services are offered principally to consumers.

     Our Internet portal commenced operations on April 15, 2005 as an information hub for users with Chinese commercial interests to reference a collection of English-language resources for Chinese information that includes general information, news and current events, trade and business information, stock quotes, a text search engine, email and chat rooms.

     We have no employees.   If we are successful in selling 75% of the offered
shares, we will employ a sales and technical staff. Presently, all marketing and technical duties, such as sourcing information content, are being provided by our officers and independent contractors.

     Our Internet portal is our sole source of revenue. We expect to earn revenue through advertising, subscription fees and service charges from B2B transactions completed through our online trading platform. Until our subscription-based section is developed, our revenue will be limited to advertising fees.

     We have earned no revenue since inception. We have also incurred significant operating losses since inception and we expect to continue to incur losses to implement our business plan. Our auditors have expressed substantial doubt about our ability to continue as a going concern. If we cannot continue as a going concern, then investors may lose all of their investment.

     Upon completion of this offering we will augment our website by adding a subscription-based section that will contain a database of products and services, an online trading platform for B2B transactions, a library of practical insights into doing business in China, and a discussion forum. If we are able to sell 75% of this offering we will also add bilingual functionality to our portal so that users can read and search content in either English or simplified Chinese.

     We are controlled by our founders, sole officers and directors, and majority shareholders, Paul Fong and Caroline Rechia.

     We have no operating history on which to base an evaluation of our business and prospects. You must consider our prospects in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. To address these risks, we must establish, maintain and expand our customer base, implement and successfully execute our business and marketing strategy, provide superior customer service, anticipate and respond to competitive developments and attract, retain and motivate qualified personnel. We cannot give any assurance that we will be successful in addressing these risks, and our failure to do so could have a negative impact on our business, operating results and financial condition.

THE OFFERING



Securities Offered:                                        A minimum of 1,250,000 and a maximum of 2,500,000 shares of common stock, par value $0.0001


Offering price:                                            $ 0.10 per share


Offering period:                                           The offering will remain open until all shares offered are sold or nine months after the date of this prospectus, except that we will have only 180 days to sell at least the first 1,250,000 shares.  We may decide to cease selling efforts prior to such date.



Net proceeds to us:                                        Minimum:  Approximately $105,000, after estimated expenses of
                                                           $20,000 assuming sale of 1,250,000 shares


                                                           Maximum:  Approximately $230,000, after estimated expenses of $20,000 assuming sale of 2,500,000 shares

Use of proceeds:                                           We will use the proceeds to pay for offering expenses, debt repayment, portal development, sales and technical staff,
                                                           equipment, marketing expenses and working capital.

Number of shares outstanding before the offering:          5,500,000


Number of shares outstanding after the offering:           Minimum:  6,750,000 assuming sale of 1,250,000 shares


                                                           Maximum:  8,000,000 assuming sale of 2,500,000 shares

SUMMARY OF SELECTED FINANCIAL DATA

     We are a development stage company. From the date of our inception on March 18, 2003, to February 28, 2005, we have not generated any revenue or earnings from operations. As of February 28, 2005, our financial data is as follows:




                                             As at or for the period from March 18, 2004
                                             (inception) to February 28, 2005
OPERATIONS DATA

Revenue                                      $       0
Net Loss:                                    $  12,212

BALANCE SHEET DATA
Total Assets:                                $      24
Total Liabilities:                           $  11,686
Shareholder Equity:                          $ (11,662)
Negative Net Tangible Book Value:            $ (11,662)
Negative Net Tangible Book Value Per Share:  $    0.00

                                  RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK. THESE CONSTITUTE ALL OF THE MATERIAL RISKS RELATING TO OUR OFFERING. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. YOU ARE CAUTIONED NOT TO PURCHASE OUR STOCK UNLESS YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT.

WE ARE A DEVELOPMENT STAGE COMPANY WITH NO OPERATING HISTORY, SO IT WILL BE DIFFICULT FOR POTENTIAL INVESTORS TO JUDGE OUR PROSPECTS FOR SUCCESS.


     We were incorporated on March 18, 2003. Our internet portal, which is our sole source of revenue, began operating on April 15, 2005. Our lack of operating history makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business. We cannot be certain that our business will be successful or that we will generate significant revenues.


IN THEIR REPORT TO OUR FINANCIAL STATEMENTS, OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE OPERATIONS AS A "GOING CONCERN". INVESTORS MAY LOSE ALL OF THEIR INVESTMENT IF WE ARE UNABLE TO CONTINUE OPERATIONS.


     Since inception, we have suffered recurring losses and net cash outflows from operations. We expect to continue to incur substantial losses to complete the development of our Internet portal. Since inception, we have funded operations through common stock issuances and related party loans in order to meet our strategic objectives. We have not established any other source of equity or debt financing. There can be no assurance that we will be able to obtain sufficient funds to continue the development of our Internet portal. As a result of the foregoing, our auditors have expressed substantial doubt about our ability to continue as a going concern. If we cannot continue as a going concern, then investors may lose all of their investment.

IF WE ARE UNABLE TO CONTINUE AS A GOING CONCERN, WE MAY BE REQUIRED TO SUBSTANTIALLY REVISE OUR BUSINESS PLAN OR CEASE OPERATIONS.

     Our Internet portal is our sole source of revenue. Our revenue will be limited to advertising fees until Phase II of our portal's development has been completed. Since inception, we have not earned any revenue from our portal. We have not yet established any relationships with advertisers. We are working on establishing advertising relationships, but we can give no assurance that our Internet portal will ever generate meaningful revenue from advertising or otherwise. In the meantime, we expect to suffer recurring losses and net cash outflows from operations. If we do not earn sufficient revenue from our portal to pay for operations, we may be required to substantially revise our portal and services or enter into commercial relationships with established businesses as resellers of their services. We do not have any plans to make any such revisions or establish such relationships for the next 12 months of operations. If we are unable to earn sufficient revenue from our Internet portal to pay for operations despite such revisions and relationships then we may cease operations and you may lose all or substantially all of your investment.


SINCE WE HAVE NOT DETERMINED IF THERE IS A POTENTIAL MARKET FOR OUR SERVICES OR WHETHER SUCH A MARKET WILL BE SUSTAINABLE, SUCH A MARKET MAY NOT EXIST AND OUR BUSINESS PLAN MAY FAIL, RESULTING IN THE LOSS OF YOUR ENTIRE INVESTMENT.

     We have not have not conducted any market studies to confirm the commercial demand for our internet portal. Therefore we have not determined whether a potential market exists for our services or whether such a market would be sustainable given the potential cost of our services. We do not intend to conduct such basic marketing studies prior to beginning operations. If our internet portal fails to attract a sufficient number of users or subscribers, then we may be unable to earn sufficient revenue to achieve profitability and you may lose your entire investment.

IF WE RAISE ADDITIONAL CAPITAL THE VALUE OF YOUR INVESTMENT MAY DECREASE.


     If we need to raise additional capital to implement or continue operations, we will likely issue additional equity or convertible debt securities. If we issue equity or convertible debt securities, the net tangible book value per share may decrease, the percentage ownership of our current stockholders may be diluted and such equity securities may have rights, preferences or privileges senior or more advantageous to our common stockholders.


WE FACE INTENSE COMPETITION; YOU MAY LOSE ALL OF YOUR INVESTMENT IF WE ARE UNABLE TO SUCCESSFULLY COMPETE.


     We plan to receive a significant portion of our revenue from selling advertising space on our portal and allowing third parties to provide sponsored services and placements on our portal under sponsorship agreements with us. There is intense competition based on price in the sale of advertising on the Internet, which makes it difficult to project future advertising revenue.


     The market for Internet advertising and Internet search and retrieval services is intensely competitive. We believe that the principal competitive factors in these markets are name recognition, volume of user traffic, pricing, performance, ease of use, and functionality. Our primary competitors are Internet search and retrieval companies such as Infoseek Corporation, Lycos, Inc., and Yahoo!, Inc. and specific search and retrieval services and products offered by other companies, including Digital Equipment Corporation's Alta Vista, HotWired Venture's and Inktomi's HotBot, and OpenText. In the future, we may encounter competition from internet service providers, Operator Service Providers (such as AOL, CompuServe, MSN and Prodigy), website operators, providers of Internet browser software (such as Netscape or Microsoft) and other Internet services and products that incorporate search and retrieval features into their offerings, whether through internal development or by acquisition of one or more of our direct competitors. In addition, we also compete with internet service providers and operator service providers, Internet browsers and other Internet content providers for the sale of advertisements. Accordingly, we may face increased pricing pressure for the sale of advertisements, which would adversely affect our ability to earn revenue and could prevent us from achieving profitability.

     Many of our existing competitors, as well as a number of potential new competitors, have longer operating histories in the Internet market, greater name recognition, larger customer bases and databases and significantly greater financial, technical and marketing resources than we do. Such competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential employees, distribution partners, advertisers and content providers. There can be no assurance that our competitors will not develop Internet search and retrieval services that are equal or superior to ours, or that achieve greater market acceptance than our offerings in the area of name recognition, performance, ease of use and functionality. There can also be no assurance that internet service providers, operator service providers, Internet browsers and other Internet content providers will not be perceived by advertisers as having more desirable
websites for placement of advertisements.   Furthermore, there can be no
assurance that we will be able to compete successfully against our current or future competitors or that we will be able to achieve profitability in the face of such competition. The Internet, in general, and our portal, specifically, also must compete with traditional advertising media such as print, radio and television for a share of advertisers' total advertising budgets. To the extent that the Internet is not an effective advertising medium, advertisers may be reluctant to devote a significant portion of their advertising budget to the Internet.

IF THE INTERNET DOES NOT GROW AND CONTINUE AS A COMMERCIALLY VIABLE MEDIUM, THEN OUR BUSINESS MAY FAIL AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

     The success of our Internet portal is dependent on, among other things, the continued expansion of the Internet and its network infrastructure. We cannot assure you that the infrastructure or complementary products necessary to make the Internet a viable commercial network will continue to be developed. In particular, we cannot assure you that the Internet will retain its current pricing structure with regard to volume, distance (the physical location of any user) and the lack of varying rates for different times of day. Moreover, critical issues concerning the commercial use of the Internet (including security, reliability, cost, ease of use and access and quality of service) remain unresolved and may affect the growth of Internet use. We cannot assure you that the Internet will be able to meet additional demands or its users' evolving requirements on a timely basis, at a commercially reasonable cost, or at all. While we anticipate the continued evolution of the Internet and related infrastructure, any failure to develop accordingly could prevent us from achieving profitability and result in the loss of your entire investment.

     Our portal will be vulnerable to computer viruses or similar disruptive problems. Computer viruses or problems caused by third parties could lead to interruptions, delays or termination of service. Furthermore, inappropriate use of the Internet by third parties could potentially jeopardize the security of confidential information, which may deter certain potential customers from using our portal. Until more comprehensive security technologies are developed, the security and privacy concerns of existing and potential users may inhibit the growth of the Internet industry in general and the use of our portal in particular.

THE COST OF ADAPTING TO TECHNOLOGICAL CHANGE AND DEVELOPING NEW PRODUCTS COULD PREVENT US FROM BEING PROFITABLE AND RESULT IN THE LOSS OF YOUR INVESTMENT.

     To be competitive, we must enhance and improve the functionality, features and content of our Internet portal. There can be no assurance that we will be able to successfully develop or implement new features and functions that will involve the development of increasingly complex technologies. If we are unable to develop or implement new features or functions, then we may not be competitive, and our ability to earn revenue could be substantially impaired.

     The cost of developing new features and functions for our Internet portal could be significant. We expect that personalized information services, such as an Internet-based e-mail service, will require significantly greater expenses associated with, among other things, increased server capacity and equipment and requirements for additional customer support personnel and systems. To the extent such additional expenses are not offset by additional revenue from the personalized services, our financial results will be adversely affected.

ANY IMPOSITION OF LIABILITY AGAINST US FOR INFORMATION RETRIEVED FROM THE INTERNET COULD RESULT IN SUBSTANTIAL LOSSES AND SUBSTANTIALLY HARM OUR BUSINESS, RESULTING IN THE LOSS OF YOUR INVESTMENT.

     Because material may be downloaded by the online or Internet services operated or facilitated by us or any Internet access providers with which we have relationships, and be subsequently distributed to others, it is possible that claims will be made against us on the basis of defamation, negligence, copyright or trademark infringement or other theories based on the nature and content of such materials. These claims could be based on us providing access to obscene, lascivious or indecent information. We do not carry general liability insurance, so any imposition of liability against us could impair our business or cause us to cease operations, and result in the loss of your investment.

WE MAY BECOME INVOLVED IN INTELLECTUAL PROPERTY LITIGATION THAT COULD IMPAIR OUR ABILITY TO CONDUCT OUR BUSINESS AND MAY RESULT IN THE LOSS OF YOUR INVESTMENT.

     There has been substantial litigation in the computer industry regarding intellectual property rights. We may become involved in claims and counterclaims with third parties regarding infringement with respect to current or future products or trademarks or other proprietary rights. Any infringement or other claims or counterclaims could impair our business because they could be time-consuming; result in costly litigation; divert management's attention; cause product release delays; and require us to redesign our portal or require us to enter into royalty or licensing agreements which may not be available on terms acceptable to us, or at all. A successful claim or counterclaim against us for infringement of intellectual property rights could impair our business or cause us to cease operations and result in the loss of your investment.

OUR OFFICERS AND DIRECTORS MAY NOT DEVOTE SUFFICIENT TIME TO OUR AFFAIRS, WHICH MAY AFFECT OUR ABILITY TO CONDUCT MARKETING ACTIVITIES AND GENERATE REVENUES.


     The persons serving as our officers and directors have existing responsibilities and may have additional responsibilities to provide management and services to other entities. As a result, conflicts of interest between us and the other activities of those entities may occur from time to time, in that our officers and directors shall have conflicts of interest in allocating time, services, and functions between the other business ventures in which they may be or become involved and our affairs. Mr. Fong devotes 10 hours per week to our business while Ms. Rechia devotes 21 hours per week.

WE ARE DEPENDENT ON KEY PERSONNEL; IF WE DO NOT ATTRACT AND RETAIN QUALIFIED MANAGEMENT AND EMPLOYEES WE WILL LIKELY NOT EARN SIGNIFICANT REVENUE.

     Our future success depends in part on our ability to attract and retain highly qualified technical and managerial personnel. Competition for such personnel is intense and there can be no assurance that we will be able to retain our key managerial and technical employees or that we will be able to attract and retain additional highly qualified technical and managerial personnel in the future. If we are unable to attract and retain the necessary technical and managerial personnel then we may be unable to develop and expand our website, which could prevent us from successfully competing and achieving profitability.

OUR OFFICERS AND DIRECTORS ARE NOT LOCATED IN THE UNITED STATES; IF INVESTORS WISH TO EFFECT LEGAL SERVICE AGAINST OUR OFFICERS OR DIRECTORS THEY WILL HAVE DIFFICULTY DOING SO, AND THIS MAY MAKE IT DIFFICULT FOR INVESTORS TO STRICTLY ENFORCE THEIR LEGAL RIGHTS.

     We are incorporated in the State of Nevada and have an agent for service in Carson City, Nevada. Our agent for service will accept on our behalf, the service of any legal process and any demand or notice authorized by law to be served upon a corporation. Our agent for service will not, however, accept service on behalf of any of our officers or directors. Our directors and officers are residents of Canada and neither of them have an agent for service in the United States. Therefore, it may be difficult for a resident of a country other than Canada to serve Mr. Fong and Ms. Rechia with legal process or a demand or notice.

EVEN IF ALL THE OFFERED SHARES ARE SOLD, OUR OFFICERS, DIRECTORS AND PRINCIPAL SECURITY HOLDERS OWN A CONTROLLING PERCENTAGE OF OUR OUTSTANDING SHARES OF COMMON STOCK, WHICH WILL ALLOW THEM TO MAKE KEY DECISIONS AND EFFECT TRANSACTIONS WITHOUT FURTHER SHAREHOLDER APPROVAL.

     If we sell all 2,500,000 shares of common stock in this offering, our officers and directors will own at least 5,500,000 shares (69% of our issued common stock) and will control us. Following completion of this offering, our officers and directors will be able to elect all of our directors and inhibit your ability to cause a change in the course of our operations. Furthermore, our officers and directors could effect a major transaction such as a merger without further shareholder approval. Our articles of incorporation do not provide for cumulative voting.

THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, THEREFORE YOU MAY NOT BE ABLE TO RESELL YOUR STOCK.

     Currently, our common stock is not listed or quoted upon any established trading system. Most of our common stock will be held by a small number of investors that will further reduce the liquidity of our common stock. Furthermore, the offering price of our common stock was determined by us, and was based upon the amount of capital needed to develop and promote our portal, without considering assets, earnings, book value, net worth or other economic or recognized criteria or future value of our common stock. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce our market price. As a result, this may make it difficult or impossible for you to sell our common stock or for you to sell our common stock for more than the offering price even if our operating results are positive.

                           FORWARD-LOOKING STATEMENTS

INFORMATION IN THIS PROSPECTUS CONTAINS "FORWARD LOOKING STATEMENTS" WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS "BELIEVES", "ESTIMATES", "COULD", "POSSIBLY", "PROBABLY", "ANTICIPATES", "ESTIMATES", "PROJECTS", "EXPECTS", "MAY", OR "SHOULD" OR OTHER VARIATIONS OR SIMILAR WORDS. NO ASSURANCES CAN BE GIVEN THAT THE FUTURE RESULTS ANTICIPATED BY THE FORWARD-LOOKING STATEMENTS WILL BE ACHIEVED. THE FOLLOWING MATTERS CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS WITH RESPECT TO THOSE FORWARD-LOOKING STATEMENTS, INCLUDING CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO VARY MATERIALLY FROM THE FUTURE RESULTS ANTICIPATED BY THOSE FORWARD-LOOKING STATEMENTS. AMONG THE KEY FACTORS THAT HAVE A DIRECT BEARING ON OUR RESULTS OF OPERATIONS ARE THE EFFECTS OF VARIOUS GOVERNMENTAL REGULATIONS, THE FLUCTUATION OF OUR DIRECT COSTS AND THE COSTS AND EFFECTIVENESS OF OUR OPERATING STRATEGY. OTHER FACTORS COULD ALSO CAUSE ACTUAL RESULTS TO VARY MATERIALLY FROM THE FUTURE RESULTS ANTICIPATED BY THOSE FORWARD-LOOKING STATEMENTS.

                                 USE OF PROCEEDS


     Our President will be offering the common stock. The following table sets forth management's current estimate of the allocation of net proceeds anticipated to be received from this offering if all or part of this offering is sold, in order of priority. Pending such uses, we will invest the net proceeds in investment-grade, short-term, interest bearing securities.





                              2,500,000    1,875,000  1,250,000
  Shares Sold               Shares Sold  Shares Sold

Gross Proceeds                  250,000      187,500    125,000

Less offering Expenses           20,000       20,000     20,000

Net Proceeds                    230,000      167,500    105,000

USE OF PROCEEDS

     Portal Development          75,000       75,000     70,000

     Debt Repayment               6,000        6,000      6,000

     Equipment                   14,000       10,000      5,000

     Marketing Expenses          20,000       12,000     10,000

     Sales Representatives       40,000       20,000          -

     Technical Staff             60,000       30,000          -

     Office Rent                 12,000       12,000     12,000

     Working Capital              3,000        2,500      2,000

Total Use of Proceeds           230,000      167,500    105,000



     Debt Repayment refers to repayment of a promissory note issued to our President, Paul Fong, on May 30, 2003. Under the terms of the Note, which is unsecured, we promised to repay Paul Fong the sum of $6,000 on May 31, 2005, with interest accruing at an annual interest rate of 3%. Proceeds of the loan from Paul Fong were used to pay for legal fees, accounting fees, and miscellaneous expenses.



     Portal Development refers to expenditures arising from a contract dated June 1, 2004, with an independent third party for the development of our Internet portal, that was delivered on April 15, 2005. The contract commits us to paying $35,000 on delivery of the portal. Once we have paid for our portal, we intend to commission the developer to expand the portal's functionality by adding our B2B Exchange, a subscription-based service that will include our Insider's Guide to accessing the Chinese market, an online trading platform, a business database of products and services, and a discussion forum. The cost of expanding our portal by adding the B2B Exchange will be $35,000. Upon completing the B2B Exchange, we intend to pay the developer an additional $5,000 to make our portal (and search engine) bilingual (English and simplified Chinese).


     Equipment includes furniture, telecommunications and computers, including software and peripherals.


Working Capital includes office expenses, supplies, and other general expenses.

                         DETERMINATION OF OFFERING PRICE

     As no underwriter has been retained to offer our common stock, the offering price of our common stock was not determined by negotiation with an underwriter as is customary in underwritten public offerings. Rather, we arbitrarily selected the offering price. There is no relationship between the offering price of the shares and our assets, earnings, book value, net worth or other economic or recognized criteria or future value of our common stock.

                                    DILUTION

     On February 28, 2005, we had a negative book value of $(11,662) or $(0.00) per share. Negative book value per share is determined by dividing our total shareholders' deficiency at February 28, 2005, by the number of shares of common stock outstanding. The offering price of $0.10 per share substantially exceeds the net tangible book value per unit of our outstanding shares. Therefore, all current shareholders will realize an immediate increase of $0.01 per share in the net tangible book value of their units held prior to the offering if the minimum is sold, and an increase of $0.03 per share if the maximum is sold. Purchasers of the shares in the offering will realize an immediate dilution of $0.09 per share in the net tangible book value of their shares if the minimum is sold, and an immediate dilution of $0.07 per share if the maximum is sold.

     The following table illustrates the increase to existing shareholders and the dilution to purchasers in the offering in their net tangible book value per unit, before deducting estimated offering expenses. This table does not take into account any other changes in the net tangible book value of our shares occurring after February 28, 2005.




                                                                                            MINIMUM   MAXIMUM
Offering price per share                                                                    $  0.10   $  0.10
  Net tangible book value per share at February 28, 2005                                    $  0.00   $  0.00

  Increase in net tangible book value per share attributable to the sale of                 $  0.02   $  0.03
    1,250,000 (minimum) and 2,500,000 (maximum) shares
Net tangible book value per share at February 28, 2005, as adjusted for the sale of shares  $  0.02   $  0.03
Dilution per share to new investors in the offering                                         $  0.08   $  0.07


     We may seek additional equity financing in the future, which may cause additional dilution to investors in the offering, and a reduction in their equity interest. The holders of the shares purchased in the offering will have no preemptive rights to purchase any shares we issue in the future in connection with any additional equity financing.

     The table below sets forth as of February 28, 2005, the difference between the number of units purchased and total consideration paid for those units by existing shareholders, compared to shares purchased by new investors in the offering without taking into account any offering expenses.


                             TOTAL NUMBER OF UNITS PURCHASED               TOTAL CONSIDERATION AND AVERAGE PER UNIT PRICE
                              MINIMUM              MAXIMUM                     MINIMUM                         MAXIMUM
                                   PERCENT                 PERCENT     AMOUNT    PERCENT   AVERAGE     AMOUNT    PERCENT   AVERAGE
                       NUMBER      (%)         NUMBER      (%)         ($)       (%)       ($)         ($)       (%)       ($)



Existing shareholders  5,500,000    81.5       5,500,000    68.7           800     0.6     0.0001          800     0.3     0.0001

New shareholders       1,250,000    18.5       2,500,000    31.3       125,000    99.4     0.10        250,000    99.7     0.10


Total                  6,750,000   100.0       8,000,000   100.0       125,800   100.0     0.02        250,800   100.0     0.03


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     We presently have two holders of our common stock.

     There is no trading market for our common stock and no assurance can be given that a trading market will develop in the future, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale. Furthermore, the shares are not marginable and it is not likely that a lending institution would accept our common stock as collateral for a loan.


     Pursuant to this registration statement, we propose to publicly offer a maximum of 2,500,000 and a minimum of 1,250,000 shares of common stock on a best efforts basis. To date, we have no outstanding options, warrants, or convertible securities. We have no agreements to register shares of common stock held by existing security holders for resale. Prior to this offering, we have two shareholders that own in the aggregate of 5,500,000 shares of restricted common stock.


     We have not paid dividends on our common stock since our inception.

     Our transfer agent and registrar is Transfer Online, Inc., located at 317 SW Alder Street, 2nd Floor, Portland, Oregon 97204, telephone (503)227-2950.

                             DESCRIPTION OF BUSINESS

GENERAL

     We are a development stage operator of an Internet portal located on the World Wide Web at our URL, www.portaltochina.com. We were incorporated on March 18, 2003 under the laws of the State of Nevada. From inception through February 28, 2005, our operations have been primarily limited to developing our business plan, building our portal, and marketing. Our principal office is located at 1802-888 Pacific Street, Vancouver, British Columbia, Canada, V6Z 2S6, telephone: (604)642-7732, facsimile: (604)648-8207. The Information set forth on our portal does not constitute part of this prospectus. This section is to be read in conjunction with the Plan of Operation, beginning on page 18 of this prospectus.

     Internet portals are websites known for cataloging available content from the Internet and acting as a "hub" from which users can locate and link to desired content. They commonly offer a broad array of online resources and services, including search and navigation tools.


     Our Internet portal commenced operations on April 15, 2005. We operate within what is commonly referred to as the "business-to-business" (B2B) segment of the Internet, in which products and services are offered principally to businesses as compared to the "business-to-consumer" segment in which products and services are offered principally to consumers. The portal will be a resource for users with Chinese commercial interests to reference Chinese trade and business information, access a database of products and services, engage in B2B commerce, and interact with others having similar interests.

OUR BUSINESS

     Our Internet portal is designed with a view to meeting the needs of those having Chinese commercial interests, particularly in the B2B market. It currently features publicly accessible information and services such as, news and current events, Chinese business information, a WebLinks directory, English text search engine, e-mail and chat rooms. Upon completion of this offering, our portal will have added features that will only be available to our subscribers, including a subscription-based service that will include an insider's guide to accessing the Chinese market, an online trading platform, a business database of products and services, and a discussion forum.


     We believe that businesses are increasingly recognizing that productivity and competitiveness can be enhanced by access to reliable information, including information about customers, competitors, products, industries, business trends, breaking news and market data. Because of its affordability, convenience and ease of access, the Internet has emerged as an effective medium for distributing business information. We believe that as business information requirements are increasing, organizations are turning to the Internet for information that will give them a competitive edge.


     With Chinese economic growth up 9.1% in 2003, and projected to have grown a further 8-9% in 2004, foreign investment is pouring into China at an increasing rate. According to the Organisation for Economic Co-operation and Development (www.oecd.org), China surpassed the U.S. in 2003 as the largest recipient of foreign direct investment, attracting $53 billion.

     We believe that non-Chinese businesses, particularly those in North America and Western Europe, will increasingly look to access the Chinese market, particularly in the B2B sector. But whereas business information about western markets is plentiful and available from a variety of online sources, similar information concerning China is not as readily available. We believe that this lack of information impedes the efficient operation and growth of businesses interested in commerce with China, and presents us with an opportunity to develop and utilize an Internet portal that will become a reliable and recognized source of Chinese business information, with a virtual community of users enabled to exchange information and engage in trade. We believe that if we provide high-quality information and services to the Internet user community, our portal will be positioned to support B2B trade with China while also providing an environment for businesses seeking to establish advertising or e-commerce relationships.


INTERNET PORTAL


     Our Internet portal is located at "www.portaltochina.com", a URL owned by us. The portal is designed to provide users with an esthetically pleasing, and easy-to-use interface. Our goal is to establish our Internet portal as a comprehensive and reliable source for quality information and services. Information content will be added and updated regularly by our staff primarily from Internet sources, publications and respected authorities.

     There are two working levels to our Internet portal. The first level allows free public access to general and business-related information about China. The second level, our B2B Exchange, will be available only on a paid monthly subscription basis. Our B2B Exchange is not yet in operation, and we will be using the proceeds from this offering to develop it.

     Our Internet portal is our sole source of revenue. We will earn all of our revenue in the form of advertising fees and fees charged for access to and use of the B2B Exchange. Until our B2B Exchange is developed, advertising will be our sole source of revenue.

     All information presented by our portal will initially be in English only. If we are successful in selling at least 75% of this offering, we will make our Internet portal bilingual. Users will have the option of reading our content in English and simplified Chinese. Our search engine will similarly be adapted to accommodate bilingual functionality. We will not be able to add the bilingual functionality unless we are able to sell at least 75% of the offered shares, or we have secured sufficient additional financing. There is no assurance that we will be able to secure such financing on satisfactory terms, or at all.


GENERAL PUBLIC ACCESS


     While the focus of our Internet portal is on the Chinese B2B market, we believe that we can generate significant user traffic for our portal by providing publicly accessible business-related information concerning China. We further believe that such user traffic will enable us to earn revenue from advertising. The publicly accessible features of our portal became operational on April 15, 2005.

     All visitors to our Internet portal are able to locate our freely accessible content through a topical selection menu, choosing from documents in hypertext markup language or Adobe file format, streamed news headlines, and hyperlinks to other websites. The freely accessible area of our portal contains Chinese information that we believe to be of interest to anyone having business concerns in China, particularly those seeking to access the Chinese B2B market. Our freely accessible content includes the following:

   -  streamed topical news headlines

   - general information about China, including its government, economy, statistics and travelling requirements
   - Chinese trade information, including imports and exports, major trade shows, exhibitions, special conferences and the like
   - Chinese commercial information covering such topics as business structures, e-commerce, intellectual property, and tips on doing business in China
   - finance related information covering such topics as Chinese banking, foreign exchange, investment, securities and taxation
   - information on Chinese technology, including biotechnology, the Internet, computers, and telecommunications
   - Chinese resource-based information, such as agriculture, energy, the environment and mining
   - legal information, including Chinese statutes, regulations, and Ministry circulars

     All our publicly accessible information is regularly sourced and updated by our staff, from Internet sources, publications and respected authorities. Presently, all such information is sourced by our officers. If we are able to sell 75% of the offered shares, we will be hiring a full-time technical staff to manage and update our Internet portal, including sourcing and updating information content.

In addition to the foregoing, the general public has access to the following information and services:

Search Engine - Our Internet portal features a navigation tool in the form of a search feature. Searching will be available throughout the portal from a permanent position residing at the top of every page. Visitors are able to to search our portal or the Internet at large in English. There is also an "advanced search" link that takes users to a dedicated search page that allows for more advanced search options such as searching a particular section of the portal.

Chinese Stock Quotes. Free online stock quotes are available for the Shanghai, Shenzhen and Honk Kong stock exchanges.

Cities. Our Internet portal features real-time displays for current weather information for various principal Chinese cites, such as Beijing, Canton, Hong Kong, and Shanghai. By clicking on the respective displays, users are able to access basic information for each city.

E-mail. Users are able to utilize our Portaltochina.com email service, free of charge. Users must register by supplying a valid email address to take advantage of this feature.

Chat Rooms. Chat rooms are virtual rooms where users can engage in real-time communications through the Internet. Once a chat has been initiated, either user can enter text that simultaneously appears on the other user's video display. Our Internet portal features chat rooms on a variety of topics related to Chinese business issues. Users must register by supplying a valid email address to take advantage of this feature. Our Internet portal currently has a single operating chat room for registered users. Additional chat rooms will be created as the need arises, or by request of users.

B2B EXCHANGE


     The B2B Exchange will feature subscription-based information and services. Subscribers will be required to pay a monthly fee of $10 and complete a short online form. After the email address and payment information has been verified, subscribers will have access to the following:

Insider's Guide - Expanding on the tips for doing business in China available in our publicly accessible information, our Insider's Guide will be designed as an "insider's perspective" on doing business in China. It will contain practical insights such as common stumbling blocks and how to avoid them, reports and advice from experienced sources. Editorials and guest expert columns will focus on overcoming cultural and regulatory barriers, both systemic and practical. Comments and suggestions from other subscribers will also be featured.

The success of our Insider's Guide will depend upon us obtaining contributions from persons having experience with doing business in China. Such contributors will likely include businesspersons, academics and other subscribers. We will also source information from the Internet, periodicals, and other publications. We do not intend to source any content for this section until we have commenced Phase II.


Marketplace - The Marketplace will be an online trading platform that facilitates B2B transactions with Chinese businesses. Our portal will function to create, maintain, and expand the technological functionality, safety, ease-of-use, and reliability of our trading platform while, at the same time, supporting the growth and success of our community of users. All users will be able to browse the Marketplace section, but only subscribers will be able to complete transactions.

Our Marketplace will be a fully automated, searchable, topically arranged and easy-to-use online service that is available 24-hours a day, seven days a week, enabling sellers to list items for sale in a fixed price format, buyers to purchase items of interest, and all portal users to browse through selected items from any place in the world at any time.

Marketplace users will be required to maintain an account with a third-party payment platform. The account may be funded through transfers from the user's credit card, debit card or bank account. This will enable subscribers with email to send and receive online payments securely, conveniently and cost-effectively. Sales between Marketplace users will be facilitated entirely through the payment platform, which will also be responsible for safeguarding the financial information of our subscribers. The timing and manner of payment will be up to the parties to the transaction. We will not receive the financial information of our subscribers. We do not presently have any arrangements with any payment platform to provide such services, and will not pursue such arrangements until we have begun development of the Marketplace.

The Marketplace will be unsuccessful if we are unable to secure a suitable third party payments platform that will handle all financial transactions. The cost of using a payments platform is generally between 2.9% and 1.9% of a transaction, depending on the size of the transaction, and will be paid by the purchasing party.


We will charge a service fee of 1% of the final agreed-upon price of any transaction completed through the Marketplace. The service charge will be automatically added to the selling price of each item and paid by the purchasing party at the time of sale.


Our feedback forum will encourage users to provide comments on other users with whom they trade. Every subscriber will have a feedback profile containing compliments, criticisms and comments by other subscribers. The feedback forum will require comments to be related to specific transactions and will provide an easy tool for subscribers to match specific transactions with the user names of their trading partners. This information will be recorded in a feedback profile that includes a feedback rating for the subscriber with feedback sorted according to whether it was given over the past month, six months, or twelve months. Subscribers who develop positive reputations will have color-coded symbols displayed next to their user names to indicate the number of positive feedback ratings they have received. Before purchasing items listed for sale, subscribers will be encouraged to review a seller's feedback profile to check the seller's reputation within the portaltochina.com community.


We will not take possession of either the item being sold or the buyer's payment for the item. Rather, the buyer and seller must independently arrange for shipment of and payment for the item, with the buyer typically paying for shipping.

The success of the Marketplace will depend upon our ability to solicit postings from appropriate businesses. Our staff will be responsible for soliciting postings for the buying and selling of products and services. If we are unable to generate postings to the Marketplace, then we will be unable to earn revenue from the Marketplace and our portal may be unsuccessful.

Business Database. Our Internet portal will feature a database of businesses, both Chinese and non-Chinese, that are interested in B2B commerce. Businesses will be able to submit product and enterprise information directly to our staff by e-mail or by fax, free of charge. Our staff will then compile and organize the data and continuously manage and update the database to ensure the quality and accuracy of the information.

The database will be organized by products and services, either being sought or offered for sale. Each entry will contain a brief overview of the business and its products or services, plus its name, address, telephone and fax numbers, e-mail address, and website. The database will enable Chinese businesses to promote themselves and access the global B2B market, while giving non-Chinese businesses leads and contacts for reaching the Chinese market.

All users of our Internet portal will be able to view the categories of products and services in the Business Database, as well as the number of businesses in each category interested in buying or selling. Only subscribers will be able to access contact information for businesses in the database.

The Business Database will be linked to the Marketplace, so that businesses with products for sale in the Marketplace will be identified in the database as such.


We have not compiled any information for our Business Database, and will not do so until we have begun development of our B2B Exchange (see Plan of Operation, commencing on page 18). The Business Database will be regularly updated by our staff based on submissions from users. The rate at which our database grows will be largely dependent upon the response by the B2B business community. We cannot give any assurance that we will receive any submissions to our Business Database, or that it will be successful.


Forum. Our Internet portal will feature a discussion forum for users to interact and share information. The forum will contain features common to other Internet forums such as, topics, discussion threads, messages and moderators.
It will be augmented by information from other sections of the portal.

ADVERTISING


     We will offer banner and button advertisements, and sponsorships or co-branded advertising to businesses that want to integrate their advertisements or products with selected content on our portal. We will also offer custom-designed promotional arrangements that link advertising to businesses offering products or services through our Marketplace. Such arrangements will include coupons, sales notices, limited time specials, bonuses and such other similar types of promotions that advertisers may require.


     Banner ads are small, usually rectangular graphics that appear on most websites. Like roadside billboards the messages are usually static and appear at the top of a web page. Button ads are small, approximately square advertisements that are usually at the bottom of a web page and contain only a corporate name or brand. Clicking on the button takes the online viewer directly to the corporate website which allows advertisers to directly interact with the online viewer. Sponsorships are strategically placed corporate or brand names advertisements, possibly including a banner or button, which attempt to integrate a company's brand or products with the content on targeted websites. The goal of sponsorships is to cause users to strongly identify the advertiser with the mission, or content, of the website.

     We plan to enter into agreements with advertisers under which advertisements are placed on our portal and we are paid a fee based on the number of click through impressions. Our list price for advertising will range from $10 to $20 for each 1,000 impressions generated. Advertisement rates are often negotiated on a case-by-case basis and depend upon a variety of factors, including the duration of the advertising contract, the number of impressions purchased, whether the advertisements are targeted to a particular audience or are displayed in rotation with other ads on particular websites.


     Advertising fees are currently our only source of revenue. Revenue earned from advertising will depend upon the number of visitors to our portal. We cannot give any assurance that we will have any significant number of visitors to our portal or that we will ever earn more than nominal fees from advertising. If we are unable to earn more than nominal fees from advertising, then we may not be able to operate profitably. If advertising revenue is nominal, we will focus on developing revenue from our B2B Exchange as well as developing other revenue earning services. We do not currently have any plans to develop other revenue earning services.

MARKETING


     Our target market is the non-Chinese business community, primarily in North America and Western Europe, that is interested in accessing the Chinese market for the purpose of concluding B2B transactions. In order to build our customer base, we believe that broader recognition and a favorable perception of our Internet portal will be essential. By providing information about doing business in China and access to Chinese markets, we plan to position our Internet portal as a "one-stop-shop" for B2B transactions.


     Successful positioning of our brand will largely depend on the success of our advertising, marketing and promotion efforts and our ability to continue to provide high quality information and services.


     We currenly rely almost exclusively on the Internet for marketing and promotion of our portal and services. We have registered our URL on the following search engines: Google, AlltheWeb (Yahoo), AltaVista, Rex, Infotiger, Nesearch Voyager, ExactSeek, LinkCentre, Hotrate, TrueSearch, WhatsNu, LookSeek, Susy, Walhello.com, Dirs.org, and Wisenut. Registration on these search engines is free. We will resubmit our portal information periodically to these search engines in order to keep our listing current. We will also purchase targeted cost-per-click (CPC) advertising that will be displayed with search results on Google, as well as on search and content sites in the Google Network (including AOL, Eartlink, HowStuffWorks, and Blogger). The cost of such CPC advertising will be $5 for initial setup, plus $0.05 per click.

     Upon completion of this offering, we will augment our Internet promotion efforts by advertising our portal and services in appropriate industry publications, including Internet directories, and through other print media, email, mail, fax and telephone campaigns. Furthermore, we plan to attend trade shows and events related to International trade shows where we will place appropriate advertisements concerning our services and where we will have the opportunity for personal contact with our target market.

     Unless we are successful in selling 75% of the offered shares, our officers will conduct our marketing efforts. If we are able to sell 75% of this offering, we intend to employ at least one sales representative to market our portal and services, provide customer relations services, and solicit database listings and portal subscriptions. If we are able to sell all of this offering, then we intend to employ two sales representatives. If we are unable to sell 75% of this offering then we will need to secure additional financing before we can hire any sales staff.

     We have not performed any marketing studies to assess whether a potential market exists for our services or whether such a market would be sustainable given the potential cost of our services.


COMPETITION

     The market for Internet advertising, e-commerce and Internet-based information services is relatively new, intensely competitive, rapidly evolving and subject to rapid technological change. We expect competition to persist, intensify and increase in the future. There are several Internet sites that promote Chinese trade and products that may compete with us for Internet advertising and e-commerce customers, including Netease, Sina Corporation, Tom.com and Yahoo! China. We will also compete indirectly for advertisers and e-commerce customers with a large number of other Internet sites, including sites that cater to the Chinese market and sites that promote international trade, and with traditional advertising and media agencies and formats.

     There are relatively low barriers to entering the markets in which we compete. We have no patented technology to preclude competitors from entering our markets; instead, as an information provider we rely on the skill of our personnel. We expect that our portal will compare favorably with our competitors at the outset in terms of portal design and our publicly accessible information. We believe that after the first year of operation, our accumulated information content and B2B Exchange will also compare favorably with content on competing portals. Our prices will also be competitive. However, many of our competitors offer comprehensive Internet technology solutions, including internet service provider hosting services, and have longer operating histories, larger installed customer bases; longer relationships with clients, and significantly greater financial, technical and public relations resources than we do. There can be no assurance that we will be able to successfully compete with existing competitors or with new competitors that may enter one or more of our markets.

INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

     We regard copyrights, service marks, trademarks, trade secrets and other intellectual property as critical to our success. While we do not presently hold any copyrights, service marks or trademarks, we expect to rely on trademark and copyright law, trade secret protection and confidentiality and/or license agreements with employees, customers, partners and others to protect intellectual property rights. Despite such precautions, it may be possible for third parties to obtain and use intellectual property without authorization. Furthermore, the validity, enforceability and scope of protection of intellectual property in Internet-related industries is uncertain and still evolving. The laws of some foreign countries do not protect intellectual property to the same extent as do the laws of the United States.

     We intend to pursue the registration of our tradename in the United States and internationally in China and other Asian countries. We may not, however, be able to secure adequate protection for our tradename in the United States or other countries. Effective tradename protection may not be available in all the countries in which we conduct business. Policing unauthorized use of tradenames is also difficult and expensive. In addition, it is possible that competitors will adopt product or service names similar to our own, thereby impeding our ability to build brand identity and possibly leading to customer confusion.

     Many businesses are actively developing chat, home page, search and related Internet technologies. Developers of such technologies can be expected to take steps to protect these technologies, including seeking patent protection. There may be patents issued or pending that are held by others and that cover significant parts of our technology, business methods or services. Disputes over rights to these technologies may arise in the future. We cannot be certain that our products and services do not or will not infringe valid patents, copyrights or other intellectual property rights held by third parties. We may be subject to legal proceedings and claims from time to time relating to the intellectual property of others in the ordinary course of our business. In the event that we determine that licensing this intellectual property is appropriate, we may not be able to obtain a license on reasonable terms or at all. We may also incur substantial expenses in defending against third-party infringement claims, regardless of the merit of these claims. Successful infringement claims against us may result in substantial monetary liability or may prevent us from conducting all or a part of our business.

     We also intend to license technology from third parties, including web-server and encryption technology. The market is evolving and we may need to license additional technologies to remain competitive. We may not be able to license these technologies on commercially reasonable terms or at all. In addition, it is possible that licensed technologies may not be successfully integrated into our services. The inability to obtain any of these licenses could delay product and service development until alternative technologies can be identified, licensed and integrated.

EMPLOYEES

     We currently have no employees.

     If we are able to sell 75% of the offered shares we plan to hire two employees to function as our technical and sales staff, respectively. The technical staff will manage and update our Internet portal, including aggregating information content and listings in our Business Database. The sales staff will be responsible for marketing, customer relations, and the solicitation of database listings and portal subscriptions. The technical staff and the sales staff will each be expanded to two employees if we are able to sell all of the offered shares.

     Until we are able to sell at least 75% of the offered shares, we will utilize independent contractors as needed and as our resources permit. We do not intend to provide any special benefit or incentive program to our employees.

CORPORATE POLICY


     Corporate policy does not permit Portaltochina.com, Inc. to acquire or merge with any business or company in which our promoters, management or their affiliates or associates, directly or indirectly, have an ownership interest.

                             DESCRIPTION OF PROPERTY


     We are presently using 400 square feet of office space supplied at no cost by our President, Paul Fong, at 1802-888 Pacific Street, Vancouver, British Columbia. Upon completion of this offering we intend to move our offices to leased premises of approximately 800-1,000 square feet at another location in Greater Vancouver to provide room for sales and technical staff. The cost of such premises will be approximately $1,000 per month.


                                LEGAL PROCEEDINGS

     Neither Portaltochina.com, Inc., nor any of its officers or directors is a party to any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation. There are no judgments against PortalToChina.com, Inc. or its officers or directors. None of our officers or directors have been convicted of a felony or misdemeanor relating to securities or performance in corporate office.

                                PLAN OF OPERATION

THE FOLLOWING DISCUSSION AND ANALYSIS OF OUR PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND THE RELATED NOTES. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS BASED UPON CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS OUR PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. OUR ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS," "DESCRIPTION OF BUSINESS" AND ELSEWHERE IN THIS PROSPECTUS.

OVERVIEW


     We are a development stage operator of an Internet portal located on the World Wide Web at www.portaltochina.com, a URL owned by us. Our portal commenced operations on April 15, 2005. Our portal is designed to be a comprehensive resource that will enable users with Chinese business interests to reference Chinese trade and business information, access a database of products and services, engage in B2B commerce, and interact with others having similar interests. This section is to be read in conjunction with the Description of Business, beginning on page 11 of this prospectus.


LIQUIDITY AND CAPITAL RESOURCES


     Our business is in the early stages of development. Our Internet portal, which is our sole source of revenue, commenced operations on April 15, 2005. Since inception on March 18, 2003, we have earned no revenue. As of February 28, 2005, we had a negative working capital of $11,662 and no assets. All incurred expenses have thus far been funded by private placements and by loans from our officers.

     Upon completion of this offering, we will repay the loan payable to Paul Fong, our president, in the amount of $6,000 plus accrued interest. We will also obtain appropriate office space in downtown Vancouver, and purchase computers, telecommunications equipment and office furniture.

     On June 1, 2004, we contracted with an independent third party for the development of our Internet portal. The contract provides for the development of our portal in three phases. Phase I, was completed on April 15, 2005. Phase II will be developed upon completion of this offering. Phase III will be developed if we are able to sell at least 75% of the offered shares or, alternatively, raise sufficient additional financing.

     Phase I of the development of our Internet portal involved the development of its publicly accessible portions. Phase I was completed on April 15, 2005 at a cost to us of $35,000, which is now due and payable to the developer. We will be using part of the proceeds from this offering to pay the cost of Phase I.

     We will also need to hire up to two sales staff and two technical staff to assist our officers with the operation and marketing of the portal. The technical staff will manage and update our Internet portal, including aggregating information content and listings in our Business Database. All such information content will be regularly sourced from the Internet, publications and respected authorities. The sales staff will be responsible for marketing, customer relations, and the solicitation of database listings and portal subscriptions. The anticipated annual salary for each member of the sales staff is $20,000, and for each member of the technical staff is $30,000. We will not hire any staff unless we are able to sell at least 75% of the offered shares, or we are able to secure additional financing. Until we are able to hire a sales and technical staff, all such functions will be performed by our officers.

     Immediately upon completion of Phase I, we will begin marketing our Internet portal by registering our URL, www.portaltochina.com, on the following search engines: Google, AlltheWeb (Yahoo), AltaVista, Rex, Infotiger, Nesearch Voyager, ExactSeek, LinkCentre, Hotrate, TrueSearch, WhatsNu, LookSeek, Susy, Walhello.com, Dirs.org, and Wisenut. Registration on these search engines is free. We will resubmit our portal information periodically to these search engines in order to keep our listing current. We will also purchase targeted cost-per-click ("CPC") advertising that will be displayed with search results on Google, as well as on search and content sites in the Google Network (including AOL, Eartlink, HowStuffWorks, and Blogger). The cost of such CPC advertising will be $5 for initial setup, plus $0.05 per click.

     Upon completion of Phase II we will advertise our portal and services in appropriate industry publications, including Internet directories, and through other print media, email, mail, fax and telephone campaigns. We will also attend trade shows and events related to International trade shows where we will place appropriate advertisements concerning our services and where we will have the opportunity for personal contact with our target market.


     Unless we are successful in selling 75% of the offered shares, our officers will conduct our marketing efforts. If we are able to sell 75% of this offering, we intend to employ at least one sales representative to market our portal and services, provide customer relations services, and solicit database listings and portal subscriptions. If we are able to sell all of this offering, then we intend to employ two sales representatives. If we are unable to sell 75% of this offering then we will need to secure additional financing before we can hire any sales staff.


     Phase II of the development of our Internet portal will involve developing our B2B Exchange, comprised of the Insider's Guide, Marketplace, Business Database and Forum. The development of Phase II will commence upon completion of this offering, and take approximately six months. It will cost us $35,000 to develop Phase II, which will be paid upon delivery from the proceeds of this offering.

     Phase III of the development of our Internet portal will involve adding bilingual functionality. Users will have the option of reading our content in English and simplified Chinese. Our search engine will similarly be adapted to accommodate bilingual functionality. It will take two months to complete Phase III, at a cost to us of $5,000, payable upon delivery.


     We intend to use the proceeds of this offering to pay for the development of Phase III if we are able to sell 75% of the offered shares. In such a case, we will commence development of Phase III upon completion of Phase II. If we are unable to sell 75% of this offering then we will be required to obtain additional financing before Phase III can be initiated. There is no assurance that we will be able to secure such additional financing. If we are unable to secure additional financing we will be unable to develop Phase III and our Internet portal may consequently be unsuccessful.


     We will earn all of our revenue in the form of advertising fees and fees charged for access to and use of the B2B Exchange. Until we have completed the development of Phase II, our source of revenue will be limited to fees paid for advertising placed on our Internet portal.



     Upon completion of Phase II, we expect to earn revenue from the operation of our B2B Exchange. We will earn monthly fees of $10 for each subscription to the B2B Exchange, along with service fees in the amount of 1% of the final agreed-upon price of any transaction completed through the Marketplace.


     We have a limited operating history on which to base an evaluation of our business and prospects. You must consider our prospects in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. To address these risks, we must establish, maintain and expand our customer base, implement and successfully execute our business and marketing strategy, provide superior customer service, anticipate and respond to competitive developments and attract, retain and motivate qualified personnel.

We cannot give any assurance that we will be successful in addressing these risks, and our failure to do so could have a negative impact on our business, operating results and financial condition.

CONTRACTUAL OBLIGATIONS AND COMMERCIAL COMMITMENTS


                                                         Payments Due by Period
Contractual Obligation as of May 31, 2005     Total      Less than 1 year   1-3 years    4-5 years


Long-Term Debt                                $ 20,379   $ 6,361(1)         $14,018(3)   -

Unconditional Purchase Obligations            $ 35,000   $35,000(2)         -            -

Total Contractual Cash Obligations            $ 41,226   $ 41,226           -            -

(1)     On May 30, 2003, we issued an unsecured promissory note in the amount of $6,000 bearing interest at 3% per annum to Paul
Fong, our President, Chief Financial Officer, and a Director (see "Certain Relationships and Related Transactions").

(2)     Pursuant to an agreement for dated June 1, 2004, we are obligated to pay the of of $35,000 for the development of Phase I of our internet portal.

(3)     On May 30, 2005, we issued an unsecured promissory note in the amount of $14,000 bearing interest at 3% per annum to
Caroline Rechia, our Vice-President, Secretary, and a Director (see "Certain Relationships and Related Transactions").



OFF-BALANCE SHEET ARRANGEMENTS

There is no transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have:

(i)     any obligation under a guarantee contract;

(ii) a retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to such entity for such assets;

(iii) any obligation, including a contingent obligation, under a contract that would be accounted for as a derivative instrument; or

(iv) any obligation, including a contingent obligation, arising out of a variable interest in an unconsolidated entity that is held by, and material to us, where such entity provides us with financing, liquidity, market risk or credit risk support to, or engages in leasing, hedging or research and development services.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     The following sets forth our directors, executive officers, promoters and control persons, their ages, and all offices and positions held. Directors are elected for a period of one year and thereafter serve until their successor is duly elected by the shareholders. Officers and other employees serve at the will of the Board of Directors.




                 Term Period Served as
Name             Position                    Age  Director/Officer


                 President, Chief Financial
Paul Fong        Officer, Director            54  03/30/03 to present

Caroline Rechia  Secretary, Director          35  03/30/03 to present


PAUL FONG

     Mr. Fong has served as our President and Chief Financial officer, and as a director since March 30, 2003 and currently devotes approximately five hours per week to our operations. Mr. Fong has been the President of Paul Fong Pontiac Buick GMC Ltd. since 1998 and was the President of Lawson Oates Chrysler Ltd. from January 1991 to August 2000. Both companies are private car dealerships located in Vancouver, British Columbia. Mr. Fong completed three years of business studies at Simon Fraser University in Burnaby, British Columbia.

     Mr. Fong was a Director of Shabute Ventures Inc., a public company listed on the TSX Venture Exchange in Canada, from May 2002 through to April 2003. Mr. Fong assisted in the restructuring of the company which was involved in the environmental clean-up industry. Shabute, however, was inactive during Mr. Fong's involvement with the company. Shabute is now involved in the exploration of oil and gas in Alberta, Canada and is named Northern Sun Exploration Company Inc.

     On March 8, 2004, Mr. Fong was appointed President, Chief Executive Officer, Treasurer and director of Furio Resources Inc. Furio is a reporting issuer under the Securities Exchange Act of 1934 but is not currently traded or quoted on any exchange. Furio is a junior mineral exploration company with mineral claims located in southwestern Alaska.

     In addition, on September 7, 2004, Mr. Fong became the President and director of Adriana Ventures Inc., a company publicly listed on the TSX Venture Exchange's NEX board in Canada. The NEX board provides a trading forum for listed companies that have fallen below TSX Venture's ongoing listing standards.

CAROLINE RECHIA

     Ms. Rechia serves as our Vice President and Secretary. Since 2001, Ms. Rechia has been employed as a systems analyst by Chalk Media Corp., a privately held company based in Vancouver, British Columbia. Chalk Media Corp. creates custom learning and marketing campaigns for corporations through rich media content, strategic design and targeted delivery. From 2000 to 2001, Ms. Rechia provided useability testing services to THINQ Learning Solutions, Inc., a privately held company headquartered in Baltimore, with operations in the United States, Canada and the U.K. that provides enterprise learning management tools to corporations and government agencies. From 1997 to 2000, Ms. Rechia was employed as a communications specialist for Canadian Tire Corporation, Ltd. Ms. Rechia received a Bachelor of Arts from the University of Toronto in 1994. Ms. Rechia presently devotes approximately five hours a week to our business. She anticipates devoting 25 hours a week once our Internet portal has been developed.

                             EXECUTIVE COMPENSATION

     To date we have no employees. Neither our officers nor directors have been paid any compensation. We have no employment agreements with any of our officers. We do not contemplate entering into any employment agreements until we have either successfully sold at least 75% of this offering or we have been able to arrange sufficient alternative financing. Neither our officers nor our directors will be paid any compensation from the proceeds of this offering.

     There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors. We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We have issued common stock to the following officers, directors, promoters and beneficial owners of more than 5% of our outstanding securities.


                   Position with
Name               Company            Shares     Consideration   Date

                   President, Chief
Paul Fong          Financial Officer  3,000,000  $ 300           March 10, 2003

                   Vice President,
Caroline Rechia    Secretary          2,500,000  $ 250           March 10, 2003

     On May 30, 2003, we issued an unsecured promissory note in the amount of $6,000 bearing interest at 3% per annum to Paul Fong, our President, Chief Financial Officer, and a Director. The promissory note is due on May 31, 2005, but we anticipate repaying it earlier than the due date from the proceeds of this offering. If we fail to repay the promissory note on the due date, then the interest rate on the principal and accrued interest will increase as of May 31, 2005 to 5% per annum. Proceeds from this promissory note were used to pay for development of our business plan, accounting and legal expenses. This transaction was evaluated as being fair by our directors reviewing the transaction without third party advice or consultation. No independent third party has evaluated the fairness of this transaction.


     On May 30, 2005, we issued an unsecured promissory note in the amount of $14,000 bearing interest at 3% per annum to Caroline Rechia, our Vice-President, Secretary, and a Director. The promissory note is due on May 15, 2007, but we anticipate repaying it earlier than the due date from the proceeds of this offering. If we fail to repay the promissory note on the due date, then the interest rate on the principal and accrued interest will increase as of May 15, 2007 to 5% per annum. Proceeds from this promissory note will be used for working capital. This transaction was evaluated as being fair by our directors reviewing the transaction without third party advice or consultation. No independent third party has evaluated the fairness of this transaction.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of May 31, 2004, the following table sets forth information known by our management regarding beneficial ownership of our common stock at the date of this prospectus by: each person known by us to own, directly or beneficially, more than 5% of our common stock; each of our executive officers and directors; and, all of our officers and directors as a group.

     Except as otherwise indicated, our management believes that the beneficial owners of the common stock listed below, based on information furnished by the owners, own the shares directly and have sole investment and voting power over the shares.


                              Number of Shares Beneficially Owned   Percentage Beneficially Owned
                              Before                                Before
Name                          Offering      After Offering          Offering     After Offering
                                          Minimum     Maximum                  Minimum   Maximum

Paul Fong                     3,000,000   3,000,000   3,000,000      55%        49%       38%

Caroline Rechia               2,500,000   2,500,000   2,500,000      45%        41%       31%

Directors and officers as a
group (two persons)           5,500,000   5,500,000   5,500,000     100%        90%       69%


The address for all officers and directors is 1802-888 Pacific Street, Vancouver, British Columbia V6Z 2S6.

Mr. Fong and Ms. Rechia are promoters of Portaltochina.com, Inc.

                              PLAN OF DISTRIBUTION


     We offer the right to subscribe for up to 2,500,000 shares at the offering price of $0.10 per share. We are offering the shares directly on a best efforts, 1,250,000 share minimum basis. No compensation is to be paid to any person for the offer and sale of the shares.


     Our President, Paul Fong, plans to distribute prospectuses related to this offering. We estimate up to 500 prospectuses will be distributed in such a manner to acquaintances, friends and business associates. Mr. Fong will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 (the "Exchange Act") in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. These conditions are as follows:

1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation;

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not, at the time of their participation, an associated person of a broker-dealer; and

4. The person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act in that she (a) primarily performs, or is intended to primarily perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (b) is not a broker-dealer, or an associated person of a broker-dealer, within the preceding twelve (12) months; and (c) does not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on paragraphs (a)(4)(i) or (a) (4) (iii) of the Exchange Act.

     Mr. Fong is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Mr. Fong is and will continue to be one of our officers and directors at the end of the offering and, during the last twelve months, he has not been and is not currently a broker-dealer nor associated with a broker-dealer. Mr. Fong has not, during the last twelve months, and will not, during the next twelve months, offer or sell securities for another corporation other than in reliance on paragraphs (a)(4)(i) or (a)
(4) (iii) of the Exchange Act.

     We will be conducting our offering of common stock exclusively to residents of Canada and Europe.


     Neither of our directors will purchase any of the offered common stock. If we are unable to sell the offering's minimum, neither Mr. Fong nor Ms. Rechia will participate in the offering to satisfy the minimum.


     There is currently no trading market for our common stock, and there can be no assurance that any trading market will develop in the future. Investors in this offering must make their own decisions regarding whether to hold or sell their shares. We will not exercise any influence over your decisions.

TERMS OF SALE OF THE SHARES


     We will be selling our shares on a best efforts 1,250,000 share minimum 2,500,000 share maximum basis. Until we have sold at least 1,250,000 shares, we will not accept subscriptions for any shares. All proceeds of this offering will be deposited in a non-interest bearing escrow account operated by our escrow agent, Transfer Online, Inc.

     If we are unable to sell at least 1,250,000 shares within 180 days, we will return all funds, without interest or deductions to subscribers within 30 days. We have the right to completely or partially accept or reject any subscription for shares offered in this offering, for any reason or for no reason. The offering will remain open until all shares offered in this offering are sold or nine months after the date of this prospectus, except that we will have only 180 days to sell at least 1,250,000 shares. We may decide to cease selling efforts at any time prior to such date. If this offering is oversubscribed, we may consider whether or not you expect to hold the shares purchased in this offering long term in determining whether and to what extent we will accept your subscription.

METHOD OF SUBSCRIBING

     Persons may subscribe by filling in and signing the subscription agreement, and delivering it, prior to the expiration date, to us. The subscription price of $0.10 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to our order.

EXPIRATION DATE


     The offering will expire on the date that all offered shares are sold or nine months after the date of this prospectus. We shall terminate the offering 180 days from the date of this prospectus if we are unable to sell 1,250,000 of the offered shares during that period.


KEY TERMS OF ESCROW AGREEMENT


     We will deposit all proceeds of this offering into a non-interest bearing escrow account operated by our escrow agent, Transfer Online, Inc., in Portland, Oregon. If we are unable to sell at least 1,250,000 shares within 180 days, we will promptly return all funds, without interest or deductions to subscribers. The offering will remain open until all shares offered are sold or nine months after the date of this prospectus, except that we will have only 180 days to sell at least the first 1,250,000 shares. We may decide to cease selling efforts prior to such date.

     Under the terms of our escrow agreement with Transfer Online, Inc., proceeds from the sale of shares will be deposited into a non-interest bearing account until the minimum offering amount is sold. If the proceeds are insufficient to meet the 1,250,000 share minimum requirement, proceeds will be promptly returned directly to investors by the escrow agent, without interest and without any deduction for expenses including escrow agent fees.


     The escrowed proceeds will not be subject to claims by our creditors, affiliates, associates, or underwriters until the proceeds have been released to us under the terms of the escrow agreement.

     The regulatory administrator of any jurisdiction in which the offering is registered has the right to inspect and make copies of the records of the escrow agent relating to the escrowed funds in the manner described in the escrow agreement.

                          DESCRIPTION OF THE SECURITIES

     We are currently authorized to issue 100,000,000 shares of $0.0001 par value common stock. All shares are equal to each other with respect to liquidation and dividend rights. Holders of voting shares are entitled to one vote for each share that they own at any shareholders' meeting. Holders of our shares of Common stock do not have cumulative voting rights

     Holders of shares of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available. Upon liquidation, holders of shares of common stock are entitled to participate pro-rata in a distribution of assets available for such distribution to shareholders. There are no conversion, pre-emptive or other subscription rights or privileges with respect to any shares.

          Our Articles of Incorporation do not provide for the issuance of any other securities.

     Dividends on common stock are within the discretion of the Board of Directors and are payable from profits or capital legally available for that purpose. It is our current policy to retain any future earnings to finance the operations and growth of our business. Accordingly, we do not anticipate paying any dividends on common stock in the foreseeable future.

      DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

     Article Twelfth of our Articles of Incorporation provides, among other things, that no director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that any claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  LEGAL MATTERS

     The validity of the shares of Common stock offered by us will be passed upon by the law firm of Mound, Cotton, Wollan & Greengrass, of New York, New York.

                                     EXPERTS

     Our balance sheet as of May 31, 2004, and the related statements of operations and deficit accumulated during the development stage, cash flows and stockholders' equity for the period May 31, 2003 to May 31, 2004, have been included herein in reliance on the report of Moore Stephens Ellis Foster Ltd., Chartered Accountants, given on the authority of that firm as experts in accounting and auditing.
                              AVAILABLE INFORMATION

     We are not required to deliver an annual report to our security holders and we do not intend to do so. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

     You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of PortalToChina.com, Inc., the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement at the SEC's public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

     NO FINDER, DEALER, SALES PERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PORTALTOCHINA.COM, INC. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANYTIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                          INDEX TO FINANCIAL STATEMENTS

                             PORTALTOCHINA.COM, INC.


                                                                           Pages

FINANCIAL STATEMENTS FOR THE NINE MONTH PERIOD ENDED
FEBRUARY 28, 2005 (UNAUDITED)

Balance Sheet                                                               F-2
Statements of Stockholders' Deficiency                                      F-3
Statements of Operations and Deficit                                        F-4
Statements of Cash Flows                                                    F-5
Notes to Financial Statements                                     F-6 thru F-10


FINANCIAL STATEMENTS AS OF MAY 31, 2004

Report of Independent Auditors                                             F-11
Balance Sheet                                                              F-12
Statements of Stockholders' Deficiency                                     F-13
Statements of Operations and Deficit                                       F-14
Statements of Cash Flows                                                   F-15
Notes to Financial Statements                                    F-16 thru F-20




PORTALTOCHINA.COM, INC.
(A development stage company)

Balance Sheets
February 28, 2005
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
---------------------------------------------------------------------------------------------------
                                                                          February 28    May 31
                                                                          2005           2004
---------------------------------------------------------------------------------------------------
ASSETS

CURRENT
  Cash and cash equivalents                                               $     24        $     65
---------------------------------------------------------------------------------------------------


TOTAL ASSETS                                                              $     24        $     65
===================================================================================================


LIABILITIES AND STOCKHOLDERS' DEFICIENCY

LIABILITIES

CURRENT
  Accounts payable and accrued liabilities                                $  5,686        $  2,180
  Promissory note - related party (Note 3)                                   6,000           6,000
---------------------------------------------------------------------------------------------------

TOTAL LIABILITIES                                                           11,686           8,180
---------------------------------------------------------------------------------------------------

STOCKHOLDERS' DEFICIENCY

SHARE CAPITAL
  Authorized:
    100,000,000   common shares with a par value of $0.0001 per share
  Issued and outstanding:  5,500,000 common shares                             550             550


(DEFICIT) ACCUMULATED DURING THE DEVELOPMENT STAGE                         (12,212)         (8,665)
---------------------------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' DEFICIENCY                                             (11,662)         (8,115)
---------------------------------------------------------------------------------------------------


TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                            $     24        $     65
===================================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.




PORTALTOCHINA.COM, INC.
(A development stage company)

Statements of Stockholders' Deficiency
For the period from March 18, 2003 (inception) to February 28, 2005
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
-------------------------------------------------------------------------------------------
                                                                Deficit
                                                                accumulated
                                                                during        Total
                                            Common stock        development   stockholders'
                                         Shares      Amount     stage         deficiency
-------------------------------------------------------------------------------------------
Issuance of common stock for cash
  March 18, 2003, $0.0001 per share      5,500,000   $  550     $      -      $     550

Comprehensive income (loss)
  Loss for the period                            -        -       (1,743)        (1,743)
-------------------------------------------------------------------------------------------

BALANCE, May 31, 2003                    5,500,000      550       (1,743)        (1,193)
-------------------------------------------------------------------------------------------

Comprehensive income (loss)
  Loss for the period                            -        -       (6,922)        (6,922)
-------------------------------------------------------------------------------------------

BALANCE, May 31, 2004                    5,500,000      550       (8,665)        (8,115)
-------------------------------------------------------------------------------------------

Comprehensive income (loss)
  Loss for the period                            -        -       (3,547)        (3,547)
-------------------------------------------------------------------------------------------

BALANCE, February 28, 2005               5,500,000   $  550     $(12,212)     $ (11,662)
===========================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


PORTALTOCHINA.COM, INC.
(A development stage company)

Statements of Operations
For the period from March 18, 2003 (inception) to February 28, 2005
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
---------------------------------------------------------------------------------------------------------
                                       Cumulative Amounts from
                                       March 18, 2003 (inception)   Nine Months Ended   Nine Months Ended
                                       to February 28, 2005         February 28, 2005   February 29, 2004
---------------------------------------------------------------------------------------------------------
GENERAL AND ADMINISTRATIVE EXPENSES
  Accounting                           $   5,021                    $   3,371           $  1,650
  Incorporation                            1,728                            -                  -
  Interest and Bank Charges                  463                          176                254
  Legal                                    5,000                            -              5,000
---------------------------------------------------------------------------------------------------------

TOTAL EXPENSES                            12,212                        3,547              6,904
---------------------------------------------------------------------------------------------------------

(LOSS) FOR THE PERIOD                  $ (12,212)                   $  (3,547)          $ (6,904)
=========================================================================================================
(LOSS) PER SHARE
 - basic and diluted                                                $   (0.00)          $  (0.00)
=========================================================================================================

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING

  - basic and diluted                                                5,500,000           5,500,000

=========================================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.



PORTALTOCHINA.COM, INC.
(A development stage company)

Statements of Cash Flows
For the period from March 18, 2003 (inception) to February 28, 2005
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
-------------------------------------------------------------------------------------------------------------
                                                  Cumulative Amounts
                                                  from March 18, 2003
                                                  (inception) to        Nine Months Ended   Nine Months Ended
                                                  February 28, 2005     February 28, 2005   February 29, 2004
-------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES
  (Loss) for the period                           $ (12,212)            $  (3,547)          $  (6,904)
  Changes in assets and liabilities:
  - increase (decrease) in accounts payable and
accrued liabilities                                   5,686                 3,506                 754
-------------------------------------------------------------------------------------------------------------

Net cash used in operating activities                (6,526)                  (41)             (6,150)
-------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Promissory note                                     6,000                     -                   -
  Proceeds from issuance of common stock                550                     -                   -
-------------------------------------------------------------------------------------------------------------

Net cash provided by financing activities             6,550                     -                   -
-------------------------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS         24                   (41)             (6,150)

CASH AND CASH EQUIVALENTS, beginning of period            -                    65               6,215
-------------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, end of period          $      24             $      24   $              65
=============================================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

1.     INCORPORATION  AND  CONTINUANCE  OF  OPERATIONS

The Company was formed on March 18, 2003 under the laws of the State of Nevada. The Company is in the business of operating an internet portal featuring Chinese business. The Company is considered a development stage company as defined in SFAS No. 7. The Company has an office in Vancouver, Canada.

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred operating losses and requires additional funds to maintain its operations. Management's plans in this regard are to raise equity financing as required.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from this uncertainty.

The  Company  has  not  generated  any  operating  revenues  to  date.

2.     SIGNIFICANT  ACCOUNTING  POLICIES

(a)     Cash  and  Cash  Equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. As at February 28, 2005, there were no cash equivalents.

(b)     Accounting  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles of United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

(c)     Advertising  Expenses

The Company expenses advertising costs as incurred. There was no advertising expenses incurred by the Company for the period ended February 28, 2005.

(d)     Loss  Per  Share

Loss per share is computed using the weighted average number of shares outstanding during the period. The Company has adopted SFAS No. 128, "Earnings Per Share". Diluted loss per share is equivalent to basic loss per share.

(e)     Concentration  of  Credit  Risk

The Company places its cash and cash equivalents with high credit quality financial institutions. As of February 28, 2005, the Company had no balance in a bank beyond insured limits.

(f)     Foreign  Currency  Transactions

The Company is located and operating outside of the United States of America. It maintains its accounting records in U.S. Dollars, as follows:

At the transaction date, each asset, liability, revenue and expense is translated into U.S. dollars by the use of the exchange rate in effect at that date. At the period end, monetary assets and liabilities are remeasured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

(g)     Fair  Value  of  Financial  Instruments

The respective carrying value of certain on-balance-sheet financial instruments approximated their fair value. These financial instruments include cash and cash equivalents, accounts payable and accrued liabilities and promissory note and accrued interest. Fair values were assumed to approximate carrying values for these financial instruments, except where noted. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. The Company is operating outside the United States of America and has significant exposure to foreign currency risk due to the fluctuation of currency in which the Company operates and U.S. dollar.

(h)     Income  Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

(i)     Long-Lived  Assets

Long-lived assets and certain identifiable intangibles to be held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company continuously evaluates the recoverability of its long-lived assets based on estimated future cash flows and the estimated liquidation value of such long-lived assets, and provides for impairment if such undiscounted cash flows are insufficient to recover the carrying amount of the long-lived assets. If impairment exists, an adjustment is made to write the asset down to its fair value and a loss is recorded as the difference between the carrying value and fair value. Fair values are determined based on quoted market value, discounted cash flows, or internal and external appraisals, as applicable. Assets to be disposed of, when applicable, are carried at the lower of carrying value or estimated net realizable value. As at February 28, 2005, the Company has no long-lived assets.

(j)     Stock-Based  Compensation

The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 (SFAS 123), Accounting for Stock-based Compensation. SFAS 123 encourages, but does not require, companies to adopt a fair value based method for determining expense related to stock-based compensation. The Company accounts for stock-based compensation issued to employees and directors using the intrinsic value method as prescribed under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees and related interpretations.

The  Company  did  not  grant  any  stock  options  during  the  period.

(k)     Comprehensive  Income

The  Company  adopted  Statement of Financial Accounting Standards No. 130 (SFAS
130), Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances.
The Company is disclosing this information on its Statement of Stockholders' Equity (Deficiency). Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has no elements of "other comprehensive income" for the period ended February 28, 2005.

(l)     New  Accounting  Pronouncements

The Financial Accounting Standards Board ("FASB") has issued the following pronouncements, none of which are expected to have a significant affect on the financial statements:

2.     SIGNIFICANT  ACCOUNTING  POLICIES   (continued)

In April 2003, the Financial Accounting Standard Board issued Statement of Financial Accounting Standard No. 149 (SFAS 149), Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, Accounting for Derivative Instruments and hedging Activities. This Statement is effective for contracts entered into or modified after June 30, 2003. The adoption of SFAS No. 149 does not have an impact on the Company's financial statements.

In May 2003, the Financial Accounting Standard Board issued Statement of Financial Accounting Standard No. 150 (SFAS 150), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify financial instrument that is within the scope as a liability (or an asset in some circumstances). This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 does not have an impact on the Company's financial statements.

In December 2003, the FASB issued SFAS No. 132(R), a revision to SFAS No. 132, "Employers' Disclosure about Pensions and Other Post-Retirement Benefits." SFAS No. 132(R) requires additional disclosures about the assets, obligations, cash flows and net periodic benefit cost of defined benefit pension plans and other defined benefit post-retirement plans. SFAS No. 132(R) is effective for financial statements with fiscal years ending after December 15, 2003, with the exception of disclosure requirements related to foreign plans and estimated future benefit payments which are effective for fiscal years ending after June 15, 2004. The adoption of SFAS 132(R) does not have an impact on the Company's financial position or results of operations.

In December 2003, the American Institute of Certified Public Accountants and Securities and Exchange Commission ("SEC") expressed the opinion that rate-lock commitments represent written put options, and therefore be valued as a liability. The SEC expressed that they expect registrants to disclose the effect on the financial statement of recognizing the rate-lock commitments as written put options, for quarters commencing after March 15, 2004. Additionally, the SEC recently issued Staff Accounting Bulletin (SAB) No 105. SAB No. 105 clarifies the SEC's position that the inclusion of cash flows from servicing or ancillary income in the determination of the fair value of interest rate lock commitments is not appropriate. SAB No 105 is effective for loan commitments entered into on or after April 1, 2004. The adoption of SAB No. 105 does not have an impact on the Company's financial statements.

3.     PROMISSORY  NOTE  AND  RELATED  PARTY  TRANSACTIONS

A promissory note is payable to a director of the Company. It is unsecured, bearing interest at 3% per annum, and is due on May 31, 2005. At February 28, 2005, accrued interest payable on the promissory note was $315.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To  the  Board  of  Directors  and  Stockholders  of

PORTALTOCHINA.COM, INC.
(A  development  stage  company)

We have audited the balance sheets of PORTALTOCHINA.COM, INC. (A development stage company) ("the Company") as at May 31, 2004 and 2003, the related statements of stockholders' deficiency, operations and cash flows from March 18, 2003 (inception) to May 31, 2004 and the statements of operations and cash flows for the years ended May 31, 2004 and for the period from March 18, 2003 (inception) to May 31, 2003. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that ours audit provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at May 31, 2004 and 2003 and the results of its operations and its cash flows for the years ended May 31, 2004, for the period ended March 18, 2003 (inception) to May 31, 2003 and for the cumulative period from March 18, 2003 (inception) to May 31, 2004 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.





Vancouver,  Canada                        "MOORE  STEPHENS  ELLIS  FOSTER  LTD."
October  1,  2004                                  Chartered  Accountants



PORTALTOCHINA.COM, INC.
(A development stage company)

Balance Sheets
May 31, 2004
(EXPRESSED IN U.S. DOLLARS)
---------------------------------------------------------------------------------------------------
                                                                        May 31, 2004   May 31, 2003
ASSETS

CURRENT
  Cash and cash equivalents                                             $     65       $  6,215
---------------------------------------------------------------------------------------------------


TOTAL ASSETS                                                            $     65       $  6,215
===================================================================================================


LIABILITIES AND STOCKHOLDERS' DEFICIENCY

LIABILITIES

CURRENT
  Accounts payable and accrued liabilities                              $  2,180       $  1,408
  Promissory note (Note 3)                                                 6,000          6,000
---------------------------------------------------------------------------------------------------

TOTAL LIABILITIES                                                          8,180          7,408
---------------------------------------------------------------------------------------------------

STOCKHOLDERS' DEFICIENCY

SHARE CAPITAL
  Authorized:
    100,000,000   common shares with a par value of $0.0001 per share
  Issued and outstanding:  5,500,000 common shares                           550            550


(DEFICIT) ACCUMULATED DURING THE DEVELOPMENT STAGE                        (8,665)        (1,743)
---------------------------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' DEFICIENCY                                            (8,115)        (1,193)
---------------------------------------------------------------------------------------------------


TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                          $     65       $  6,215
===================================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.



PORTALTOCHINA.COM, INC.
(A development stage company)

Statements of Stockholders' Deficiency
For the period from March 18, 2003 (inception) to May 31, 2004
(EXPRESSED IN U.S. DOLLARS)
-------------------------------------------------------------------------------------
                                                          Deficit
                                                          accumulated
                                                          during        Total
                                        Common stock      development   stockholders'
                                     Shares      Amount   stage         deficiency
-------------------------------------------------------------------------------------

Issuance of common stock for cash
March 18, 2003, $0.0001 per share    5,500,000   $ 550    $      -      $    550

Comprehensive income (loss)
Loss for the period                          -       -      (1,743)       (1,743)
-------------------------------------------------------------------------------------

BALANCE, May 31, 2003                5,500,000     550      (1,743)       (1,193)
-------------------------------------------------------------------------------------

Comprehensive income (loss)
Loss for the period                          -       -      (6,922)       (6,922)
-------------------------------------------------------------------------------------

BALANCE, May 31, 2004                5,500,000   $ 550    $ (8,665)     $ (8,115)
=====================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.



PORTALTOCHINA.COM, INC.
(A development stage company)

Statements of Operations
(EXPRESSED IN U.S. DOLLARS)
-------------------------------------------------------------------------------------
                                      Cumulative
                                      March 18, 2003                   March 18, 2003
                                      (inception) to   Year Ended      (inception) to
                                      May 31, 2004     May 31, 2004    May 31, 2003
-------------------------------------------------------------------------------------
GENERAL AND ADMINISTRATIVE EXPENSES
  Accounting                          $  1,650         $  1,650        $      -
  Incorporation                          1,728                -           1,728
  Interest and bank charges                287              272              15
  Legal                                  5,000            5,000               -
-------------------------------------------------------------------------------------

TOTAL EXPENSES                           8,665            6,922           1,743
-------------------------------------------------------------------------------------

(LOSS) FOR THE PERIOD                 $ (8,665)        $ (6,922)       $ (1,743)
-------------------------------------------------------------------------------------

(LOSS) PER SHARE
 - basic and diluted                                   $  (0.00)       $  (0.00)
-------------------------------------------------------------------------------------

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING
  - basic and diluted                                   5,500,000       5,500,000
=====================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


PORTALTOCHINA.COM, INC.
(A development stage company)

Statements of Cash Flows
(EXPRESSED IN U.S. DOLLARS)
------------------------------------------------------------------------------------------------------------
                                                          Cumulative                          March 18, 2003
                                                          March 18, 2003    Year Ended        (inception) to
                                                          to May 31, 2004   May 31, 2004      May 31, 2003
------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES
  (Loss) for the period                                   $ (8,665)         $ (6,922)         $ (1,743)
  Changes in assets and liabilities:
  - increase in accounts payable and accrued liabilities     2,180               772             1,408
------------------------------------------------------------------------------------------------------------

Net cash used in operating activities                       (6,485)           (6,150)             (335)
------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Promissory note                                            6,000                 -             6,000
  Proceeds from issuance of common stock                       550                 -               550
------------------------------------------------------------------------------------------------------------

Net cash provided by financing activities                    6,550                 -             6,550
------------------------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                65            (6,150)            6,215

CASH AND CASH EQUIVALENTS, beginning of period                   -             6,215                 -
------------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, end of period                  $     65          $     65          $  6,215
============================================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

1.     INCORPORATION  AND  CONTINUANCE  OF  OPERATIONS

The Company was formed on March 18, 2003 under the laws of the State of Nevada. The Company is in the business of operating an internet portal featuring Chinese business. The Company is considered a development stage company as defined in SFAS No. 7. The Company has an office in Vancouver, Canada.

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred operating losses and requires additional funds to maintain its operations. Management's plans in this regard are to raise equity financing as required.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from this uncertainty.

The  Company  has  not  generated  any  operating  revenues  to  date.

2.     SIGNIFICANT  ACCOUNTING  POLICIES

(a)     Cash  and  Cash  Equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. As at May 31, 2004, there were no cash equivalents.

(b)     Accounting  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles of United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

(c)     Advertising  Expenses

The Company expenses advertising costs as incurred. There was no advertising expenses incurred by the Company for the year ended May 31, 2004 and the period from March 18, 2003 (inception) to May 31, 2003.

(d)     Loss  Per  Share

Loss per share is computed using the weighted average number of shares outstanding during the period. The Company has adopted SFAS No. 128, "Earnings Per Share". Diluted loss per share is equivalent to basic loss per share.

(e)     Concentration  of  Credit  Risk

The Company places its cash and cash equivalents with high credit quality financial institutions. As of May 31, 2004, the Company had no balance in a bank beyond insured limits.

(f)     Foreign  Currency  Transactions

The Company is located and operating outside of the United States of America. It maintains its accounting records in U.S. Dollars, as follows:

At the transaction date, each asset, liability, revenue and expense is translated into U.S. dollars by the use of the exchange rate in effect at that date. At the period end, monetary assets and liabilities are remeasured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

(g)     Fair  Value  of  Financial  Instruments

The respective carrying value of certain on-balance-sheet financial instruments approximated their fair value. These financial instruments include cash and cash equivalents, accounts payable and accrued liabilities and promissory note and accrued interest. Fair values were assumed to approximate carrying values for these financial instruments, except where noted. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. The Company is operating outside the United States of America and has significant exposure to foreign currency risk due to the fluctuation of currency in which the Company operates and U.S. dollar.

(h)     Income  Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

(i)     Long-Lived  Assets

Long-lived assets and certain identifiable intangibles to be held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company continuously evaluates the recoverability of its long-lived assets based on estimated future cash flows and the estimated liquidation value of such long-lived assets, and provides for impairment if such undiscounted cash flows are insufficient to recover the carrying amount of the long-lived assets. If impairment exists, an adjustment is made to write the asset down to its fair value and a loss is recorded as the difference between the carrying value and fair value. Fair values are determined based on quoted market value, discounted cash flows, or internal and external appraisals, as applicable. Assets to be disposed of, when applicable, are carried at the lower of carrying value or estimated net realizable value. As at May 31, 2004, the Company has no long-lived assets.

(j)     Stock-Based  Compensation

The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 (SFAS 123), Accounting for Stock-based Compensation. SFAS 123 encourages, but does not require, companies to adopt a fair value based method for determining expense related to stock-based compensation. The Company accounts for stock-based compensation issued to employees and directors using the intrinsic value method as prescribed under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees and related interpretations.

The Company did not grant any stock options during the periods ended May 31, 2004 and 2003.

(k)     Comprehensive  Income

The  Company  adopted  Statement of Financial Accounting Standards No. 130 (SFAS
130), Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances.
The Company is disclosing this information on its Statement of Stockholders' Equity (Deficiency). Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has no elements of "other comprehensive income" for the year ended May 31, 2004 and the period from March 18, 2003 (inception) to May 31, 2003.

(l)     New  Accounting  Pronouncements

The Financial Accounting Standards Board ("FASB") has issued the following pronouncements, none of which are expected to have a significant affect on the financial statements:

In April 2003, the Financial Accounting Standard Board issued Statement of Financial Accounting Standard No. 149 (SFAS 149), Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, Accounting for Derivative Instruments and hedging Activities. This Statement is effective for contracts entered into or modified after June 30, 2003. The adoption of SFAS No. 149 does not have an impact on the Company's financial statements.

2.     SIGNIFICANT  ACCOUNTING  POLICIES   (continued)

In May 2003, the Financial Accounting Standard Board issued Statement of Financial Accounting Standard No. 150 (SFAS 150), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify financial instrument that is within the scope as a liability (or an asset in some circumstances). This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 does not have an impact on the Company's financial statements.

In December 2003, the FASB issued SFAS No. 132(R), a revision to SFAS No. 132, "Employers' Disclosure about Pensions and Other Post-Retirement Benefits." SFAS No. 132(R) requires additional disclosures about the assets, obligations, cash flows and net periodic benefit cost of defined benefit pension plans and other defined benefit post-retirement plans. SFAS No. 132(R) is effective for financial statements with fiscal years ending after December 15, 2003, with the exception of disclosure requirements related to foreign plans and estimated future benefit payments which are effective for fiscal years ending after June 15, 2004. The adoption of SFAS 132(R) does not have an impact on the Company's financial position or results of operations.

In December 2003, the American Institute of Certified Public Accountants and Securities and Exchange Commission ("SEC") expressed the opinion that rate-lock commitments represent written put options, and therefore be valued as a liability. The SEC expressed that they expect registrants to disclose the effect on the financial statement of recognizing the rate-lock commitments as written put options, for quarters commencing after March 15, 2004. Additionally, the SEC recently issued Staff Accounting Bulletin (SAB) No 105. SAB No. 105 clarifies the SEC's position that the inclusion of cash flows from servicing or ancillary income in the determination of the fair value of interest rate lock commitments is not appropriate. SAB No 105 is effective for loan commitments entered into on or after April 1, 2004. The adoption of SAB No. 105 does not have an impact on the Company's consolidated financial statements.

3.     PROMISSORY  NOTE  AND  RELATED  PARTY  TRANSACTION

A promissory note is payable to a director of the Company. It is unsecured, bearing interest at 3% per annum, and is due on May 31, 2005. At May 31, 2004, there was $180 accrued interest payable on the promissory note.

4.     INCOME  TAXES

As at May 31, 2004, the Company has estimated net operating losses carryforward for tax purposes of $7,000. This amount may be applied against future federal taxable income. The Company evaluates its valuation allowance requirements on an annual basis based on projected future operations. When circumstances change and this causes a change in management's judgment about the realizability of deferred tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

The tax effects of temporary differences that give rise to the Company's deferred tax asset (liability) are as follows:

      ----------------------------------------------
      Tax  loss  carry  forwards          $  2,450
      Valuation  allowance                  (2,450)
      ----------------------------------------------
                                          $      -
      ==============================================

Future income tax benefits which may arise as a result of these losses have not been recognized in these financial statements as their realization is uncertain.

                                2,500,000 SHARES

                             PORTALTOCHINA.COM, INC.

                                  COMMON STOCK


                                   PROSPECTUS


We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of the Issuer have not changed since the date hereof.

Until _______________, 2005, 90 days after the date of this prospectus, all dealers that buy, sell or trade in our securities, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as an underwriter with respect to its unsold allotment or subscription.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

Section 78.7502 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a) Is not liable pursuant to NRS 78.138; or

(b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS
78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a) Is not liable pursuant to NRS 78.138; or

(b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the Nevada Revised Statutes ("NRS") states as follows:

1. Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3. The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     Our Articles of Incorporation limit liability of our Officers and Directors to the full extent permitted by the Nevada Business Corporation Act.

Item 25.   Other Expenses of Issuance and Distribution.

     The following table sets forth the costs and expenses we will pay in connection with the offering described in this registration statement:

                                       Amount (1)

SEC Registration fee                   $     20.23
EDGAR filing agent fees                $  3,500.00
Printing and shipping expenses         $  1,000.00
Accounting fees and expenses           $  3,000.00
Legal fees                             $  7,500.00
Escrow fees                            $  2,500.00
Transfer and Miscellaneous expenses    $  2,479.77
                                       -----------
Total (1)                              $ 20,000.00

(1)  All expenses, except SEC registration fees, are estimated.

Item 26.  Recent Sales of Unregistered Securities.

     On March 10, 2003, 3,000,000 restricted common shares were issued to our President, Chief Financial Officer and Director, Paul Fong, in exchange for a cash payment on behalf of the Company of $300. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Regulation S of the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

     On May 10, 2003, 2,500,000 restricted common shares were issued to our Vice President, Secretary and Director, Caroline Rechia, in exchange for a cash payment on behalf of the Company of $250. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Regulation S of the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

Item 27.  Exhibits

Exhibit No.     Document

3.1             Articles of Incorporation (1)
3.2             By-laws (1)
5.1             Legal opinion (3)
10.1            Promissory Note (1)
10.2            Escrow Agreement
10.3            Portal Development Contract (2)
10.4            Promissory Note
23.1            Consent of Accountant
23.2            Consent of Counsel (contained in Exhibit 5.1)(3)
99.1            Specimen Subscription Agreement (3)

(1) Previously filed with our initial registration statement on Form SB-2, filed with the SEC on December 31, 2003
(2) Previously filed with our amended registration statement on Form SB-2/A, filed with the SEC on October 29, 2004

(3) Previously filed with our amended registration statement on Form SB-2/A, filed with the SEC on March 30, 2005


Item 28.  Undertakings.

     Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to its Articles of Incorporation or provisions of the Nevada Business Corporations Act, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     We hereby undertake to:

(1) File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

     (a) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (c) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 Registration Statement and authorized this registration to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, Canada, on May 31, 2005.



                                           PORTALTOCHINA.COM, INC.


                                          /s/ Paul Fong
                                          By:  Paul Fong, President and
                                               Chief Financial Officer

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:



Date: May 31, 2005                        /s/ Paul Fong

                                          By:  Paul Fong, President and
                                               Chief Financial Officer, Director




Date: May 31, 2005                        /s/ Caroline Rechia

                                          By:  Caroline Rechia, Vice-President,
                                               Secretary, Director